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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)      NOVEMBER 23, 2005
                                                       -------------------------

                              WILLBROS GROUP, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                               Republic of Panama
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                 (State or Other Jurisdiction of Incorporation)

              1-11953                               98-0160660
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     (Commission File Number)            (IRS Employer Identification No.)

Plaza 2000 Building, 50th Street, 8th Floor,
          P.O. Box 0816-01098,                       Panama, Republic of Panama
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   (Address of Principal Executive Offices)                 (Zip Code)

                                 +50-7-213-0947
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On November 23, 2005, Willbros Group, Inc. (the "Company") entered into a Third Amendment and Waiver (the "Third Amendment"), by and among the Company, the financial institutions parties thereto, and Calyon New York Branch (formerly known as Credit Lyonnais New York Branch), as administrative agent for the banks (the "Agent"), which amends the Amended and Restated Credit Agreement dated as of March 12, 2004, as previously amended and modified (the "Credit Agreement"), among the Company, designated subsidiaries of the Company, the several financial institutions from time to time parties thereto as banks, Calyon New York Branch, and CIBC, Inc.

      Among other things, the Third Amendment provides that:

   o The Credit Agreement will be available immediately for cash borrowings and the issuance of new letters of credit.

   o Certain financial covenants and reporting obligations were waived and/or modified to reflect the Company's current and anticipated operating performance. Compliance with the "Consolidated Tangible Net Worth" covenant as of September 30, 2005 and earlier quarters was permanently waived. Compliance with the minimum cash balance requirement and the "Fixed Charge Coverage Ratio" covenant were waived for the quarters ending September 30, 2005, December 31, 2005, and March 31, 2006.

   o The total amount of the facility remains $100 million to reflect the anticipated utilization of the facility. The maximum cash borrowings allowed are $30 million and the maximum letter of credit obligations are $70 million. All cash borrowings have a maturity date of May 23, 2006.

   o The "Applicable Margin" with respect to interest and fees will be equal to the following:

Commitment Fees                                              0.75%
Eurodollar Loans                                             5.00%
Base Rate Loans                                              3.50%
Commercial LC Fees                                           3.00%
Performance SBLC Fees                                        3.00%
Financial SBLC Fees                                          5.00%


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      On any day when an "Event of Default" has occurred and is continuing, the
      Applicable Margin for interest and fees will be the amount set forth above, plus 2.00%.

   o New financial covenants require the Company to maintain (i) designated minimum levels of "Adjusted EBITDA" for each monthly period beginning October 2005 and ending May 2006, and (ii) a consolidated ratio of current assets to current liabilities of not less than 1.00 to 1.00 for the fiscal quarters ending December 31, 2005 and March 31, 2006. In addition, capital expenditures may not exceed $7.5 million for the quarter ended December 31, 2005 and $10.0 million for the quarter ended March 31, 2006.

     Other than in respect of the Credit Agreement and the Third Amendment, there are no material relationships between the Company, its subsidiaries, the Agent, the banks and their respective affiliates, except that some of the banks and their affiliates have engaged and may engage in commercial and investment banking transactions with the Company in the ordinary course of business, and also provide or have provided advisory and financial services to the Company. In addition, JPMorgan Chase Bank, N.A.(successor to JPMorgan Chase Bank), one of the lenders under the Credit Agreement, currently serves as trustee under the indenture for the Company's 2.75% convertible senior notes.

     The banks will receive customary fees for these transactions.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         WILLBROS GROUP, INC.


Date:  November 30, 2005               By:   /s/ Warren L. Williams
                                              ----------------------------------
                                              Warren L. Williams
                                              Senior Vice President, Chief
                                              Financial Officer and Treasurer


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